UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

ASSEMBLY BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Sixth Avenue, Ninth Floor New York, NY 10013
(Address of principal executive offices, including zip code)

(646) 706-5208

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2016, at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders of Assembly Biosciences, Inc. (the “Company”) approved the amendment and restatement of the Company’s 2014 Stock Incentive Plan (the “Amended and Restated 2014 Stock Incentive Plan”).

Pursuant to the terms of the Amended and Restated 2014 Stock Incentive Plan, the maximum number of shares reserved for issuance thereunder is 4,160,000 (representing an increase of 1,600,000).

A detailed summary of the material features of the Amended and Restated 2014 Stock Incentive Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 22, 2016 (the “Proxy Statement”). That summary and the foregoing description are qualified in their entirety by reference to the text of the Amended and Restated 2014 Stock Option Plan, which is filed as Exhibit 10.1 hereto and incorporated by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the Annual Meeting of the Company held on June 2, 2016:

(i) The election of each of the Company’s seven nominees for the Board of Directors to serve until the 2017 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal;

(ii) The approval of the Amended and Restated 2014 Stock Incentive Plan, to among other things, (a) increase the aggregate number of shares of common stock authorized for issuance under the 2014 Stock Incentive Plan from 2,560,000 (post reverse stock split basis) to 4,160,000, (b) impose minimum vesting requirements for awards granted to employees and directors, and (c) change the name of the plan to reflect the name change of the Company;

(iii) The approval of a non-binding advisory resolution approving the compensation of the Company’s named executive officers; and

(iv) The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

The proposals are described in detail in the Company’s Proxy Statement.

The number of shares of common stock entitled to vote at the Annual Meeting was 17,225,662.  The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 13,395,678.  All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and all director nominees were elected.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(a)	Election of Directors.

Director Nominee	Votes For	Votes Withheld
Anthony E. Altig	11,626,381	14,891
Mark Auerbach	11,155,647	485,625
Richard DiMarchi, Ph.D.	11,626,381	14,891
Myron Z. Holubiak	11,155,647	485,625
Alan J. Lewis, Ph.D.	11,627,770	13,502
William Ringo	10,081,947	1,559,325
Derek Small	11,625,631	15,641

There were 1,754,406 broker non-votes regarding the election of directors.

(b)	Approval of Amended and Restated 2014 Stock Incentive Plan.

Stockholders approved the Amended and Restated 2014 Stock Incentive Plan.  The results of the voting included 9,791,740 votes for, 1,848,812 votes against, and 720 votes abstained.

There were 1,754,406 broker non-votes regarding this proposal.

(c)	Non-Binding Advisory Vote on Executive Compensation.

Stockholders approved the non-binding advisory resolution approving the compensation of the Company’s named executive officers.  The results of the voting included 11,623,131 votes for, 17,304 votes against, and 837 votes abstained.

There were 1,754,406 broker non-votes regarding this proposal.

(d)	Ratification of Appointment of Independent Registered Public Accounting Firm.

Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.  The results of the voting included 13,330,638 votes for, 63,640 votes against, and 1,400 votes abstained.

There were no broker non-votes regarding this proposal.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1 Assembly Biosciences, Inc. Amended and Restated 2014 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2016	Assembly Biosciences, Inc.

	By:	/s/ Derek Small
Derek Small
President and Chief Executive Officer